CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Private Treaty Sale Agreement
(Buyer)

Buyer: Masterworks Gallery, LLC a.a.o. Masterworks Cayman SPC

Buyer's address: 225 Liberty Street, Floor 29, New York, NY 10281-2699, U.S.A.

Description of property: Nicolas Party, [***] (the "**Property**")

Purchase price: US$1,760,000 (inclusive of [***] buyer's premium)

This letter agreement (the "**Agreement**") confirms the terms under which the seller and [***] as the seller's agent, will sell the Property to you. References to "you" and "your" mean the Buyer named above.

1. You agree to pay to [***] the purchase price set out above for the Property (the "**Purchase Price**") by wire transfer to the following account: [***] within 45 business days of the date of signature by you of this Agreement.

2. Title to the Property will pass and the Property will only be released to you upon receipt by [***] of the Purchase Price in full as cleared funds. Upon payment of the Purchase Price, the Property will be shipped to you at our cost to Delaware, U.S. at a location to be agreed to by the parties under separate cover. You shall be responsible for care and insurance of the Property from the time it is released to you or your agent at the delivery location.

3. [***] guarantees to you for a period of five (5) years from the date of the sale of the Property that the Property is by Nicolas Party. This guarantee is not assignable and is only applicable to Masterworks Gallery, LLC and not to any subsequent owner or owners who acquire an interest in the Property. In the event the Property is determined by [***] not to be by Nicolas Party, then your sole remedy, to the exclusion of any other remedy available to you by law or otherwise, shall be the refund of the Purchase Price without any interest thereon in exchange for the Property which must be returned to [***] in the same condition as when sold to you. The absolute limit of [***] liability and responsibility to you hereunder shall under no circumstances exceed the Purchase Price actually paid, and [***] shall not be responsible for any special, incidental or consequential damages.

Subject to the above guarantee, you agree that the Property is sold to you "**AS IS**" and [***] and the seller make no representations or warranties with respect to merchantability, fitness for a particular purpose, the physical condition, size, quality, rarity, importance, provenance, restoration, exportability, exhibitions, literature or historical relevance of the Property and no statement anywhere, whether oral or in writing, shall be deemed such a representation or warranty.

4. You hereby warrant to [***] that:

(a) you are buying as principal;

(b) you will provide to us, upon request, verification of identity and any additional information required to comply with our Know Your Client requirements, failing which we shall be entitled either not to complete or to cancel the sale of Property, as appropriate;

(c) you are not subject to trade sanctions, embargoes or any other restriction on trade (A) in the jurisdiction in which you do business and (B) that are administered and enforced by the United States, European Union, United Kingdom, United Nations Security Council or other applicable sanctions authority, and are not owned (nor partly owned) or controlled by such sanctioned person(s);

(d) the funds used for purchase and settlement of the Property are not connected with, nor have any link to, nor are derived from any criminal activity, including without limitation tax evasion, money laundering, terrorist activities or other criminal activity, and you are neither under investigation, nor have you been charged with or convicted of without limitation, tax evasion, money laundering, terrorist activities or

other criminal activity; and

(e) the source of funds used for purchase and settlement of the Property emanates entirely from your own wealth and are not derived from any third party, nor have you been put in funds by any third party for the purpose of purchase and settlement of the Property.

[***] reserves the right to seek identification of the source of funds received, and to make enquiries about any person transacting with [***]. If [***] has not completed its enquiries in respect of anti-money laundering, anti-terrorist financing or other checks as it considers appropriate concerning you or the seller to [***] satisfaction at its discretion, [***] shall be entitled either not to complete or to cancel the sale of the Property, as appropriate, and to take any further action required or permitted under applicable law without any liability to you.

5. [***] shall not be liable for any delay in meeting nor failure to meet its obligations under this Agreement and may terminate its obligations under this Agreement to offer the Property for sale as a result of circumstances beyond its reasonable control or which make such performance impracticable, including, but not limited to, due to any outbreak of disease, public health emergency, quarantine, epidemic, pandemic, or other condition that threatens the life, health, or safety of [***] personnel, vendors, or clients as determined by [***] in its reasonable discretion.

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of Hong Kong. In the event of a dispute hereunder, you agree to submit to the jurisdiction of the courts of Hong Kong. This Agreement shall be binding upon your heirs, executors, beneficiaries, successors and assigns but you may not assign this Agreement without [***] prior written consent. This Agreement represents the entire agreement between you and [***] concerning the sale of the Property and neither party may amend or supplement any provision other than in writing signed by each party.

[***] will hold and process your personal information and may share it with another [***] Group company for use as described in, and in line with, [***] Privacy Policy published on [***] website at [***] or available on request by email to [***]. You consent to [***] collection, use and disclosure of your personal data in accordance with [***] Privacy Policy.

This letter may be executed by hand or electronically and in counterparts, each of which shall constitute an original of this letter, and together have the same effect as if each party has executed the same document.

Acknowledged and agreed:

____
[***]

Signed: ______________________________
Name:
Duly authorised for and on behalf of
Masterworks Gallery, LLC a.a.o.
Masterworks Cayman SPC

Date: ______________________________

Date: ______________________________

[***]

Masterworks Gallery, LLC a.a.o. Masterworks Cayman SPC
Ms Mariya Golovina
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Invoice for Private Sale

Nicolas Party, 2014, Pastel on canvas, 200 x 109.9 cm

Purchase price $1,760,000.00 **Lot total $1,760,000.00**

Invoice total $1,760,000.00

The lot(s) listed on this invoice have been sold subject to our Conditions of Business. According to our Conditions of Business, late payment will be liable to interest charged at 2% per month and uncollected property will be subject to storage charges.
[***]

- **Payment of $1,760,000.00 is due on 6 May 2023**

We can only accept payment from the buyer named on this invoice.

Bank transfers

- HSBC
1 Queen's Road Central

Hong Kong

Account name
[***]

Account number
[***]

SWIFT code
[***]

Please include your name, your account number [***] and invoice number [***]

Cheques

- Make payable to [***]
- Cheques must be drawn from a bank in Hong Kong
- Cheques take up to 3 business days to clear
- Send to [***]

For assistance, please contact [***]
E [***]
[***]

Payment

Shipping Services
Payment is due immediately. It is [***] policy to accept payment only from the client named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Wire transfer in Hong Kong Dollars.
- Credit Card (Visa, Mastercard, Union Pay or American Express) payments may be made
  a. In person by the cardholder [***] premises, subject to a

maximum payment of HKD1,000,000 per sale **b.** Online at [***] subject to maximum payment amount as stated on the website **c.** Via [***]

- [***].
- Hong Kong Dollar Cash (subject to a maximum of HKD 80,000).

Whilst personal and company cheques (drawn in Hong Kong Dollars) are accepted, property will not be released until such cheques have cleared, unless you have a pre-arranged cheque acceptance agreement ([***]).

Bank transfers should be sent to:

HSBC, 1 Queen's Road Central, Hong Kong

....

Account Name:

....

....

Account Number: ..

[***] offers a comprehensive shipping service. If you received a shipping quotation or have any questions about the services we offer, please contact Post Sale Services.

....

[***]

Liability for loss or damage

Buyers are reminded that [***] accepts liability for loss or damage to lots until the earlier of (i) collection or (ii) 30 calendar days after the date of the invoice.

Request for identification

[***] requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, a driver's licence or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Sales and use tax

Local sales/use taxes may become payable upon import of purchases into certain states in the US. Buyers should obtain their own advice in this regard. In the event that [***] ships purchased items into a US state in which [***] is registered to collect sales tax, [***] is obliged to collect and remit the respective state's sales/use tax in effect on the total price of the lot which includes hammer price, buyers premium, overhead premium and any requested shipping services including insurance, as applicable, of such items, regardless of the country in which the purchaser resides or is a citizen, unless a valid Resale Exemption Certificate has been provided to the [***] prior to the release of the property.

Local Tax Advisor

[***] recommends that clients with questions regarding U.S. sales or use taxes related to property purchased at auction should seek tax advice from their advisors.

Exporting property

The export of any property from Hong Kong or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary .... export, import,licences. firearm, endangered species or other permits or

The denial of any licence or delay in obtaining such licence shall not justify cancellation or rescission of the sale or any delay in payment. If you require any further information about the export of your property, please contact [***].

Collection

Please contact [***] to arrange collection of your property. In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorisation for anyone collecting on your behalf. Please include the person's full name and the property to be collected. Please contact the Sale Administrator named in the relevant sale catalogue for the location of your purchase prior to collection.

Storage charges

If you do not collect a purchased lot within 30 calendar days from the date of the invoice, storage and handling charges may apply.

Contact information

Should you have any questions regarding payment, please contact Post Sale Services (Mon - Fri 9.30am to 6pm)

E [***]